                                 Exhibit 10.8(e)

CONFIDENTIAL AND
LEGALLY PRIVILEGED

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of the 1st day of October , 1998, by and between OGDEN CORPORATION, a Delaware corporation maintaining its principal office at Two Pennsylvania Plaza, New York, New York (the "Company") and Scott G. Mackin, now residing at 1 Robin Court, Morristownship, New Jersey 07960 (the "Employee").

                                   WITNESSETH:


         WHEREAS, the Employee is currently serving as President and Chief Operating Office of Ogden Energy Group, Inc., a wholly owned subsidiary of the Company ("Ogden Energy"); and

         WHEREAS, the Employee is currently employed under an employment agreement with Ogden Energy dated January 1, 1994 and which was amended on December 20, 1996 (the "Old Agreement"); and

         WHEREAS, Ogden Energy, Company and Employee desire to terminate the Old Agreement and enter into a new employment agreement with the Company on such terms and conditions as set forth herein; and

         WHEREAS, the Company desires to ensure that the Employee will continue to be available to provide services in the capacity of President and Chief Operating Officer of Ogden Energy in the future, which services are significant to the Company's long-range prospects;

         WHEREAS, to induce the Employee to continue to provide such services, the Company is offering to provide the Employee with the compensation, benefits and security provided for in this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Employment/Capacity/Term.

                  The Company agrees to and does hereby continue to employ the Employee, and the Employee agrees to and does hereby continue in the employ of the Company upon the terms and conditions set forth in this Agreement. Such employment shall be in an executive capacity as Executive Vice President of the Company and as President and Chief Operating Officer of Ogden Energy. This Agreement shall commence on October 1, 1998 and shall continue through September 30, 2003, and from year to year thereafter subject to the right of the Employee or the Company to terminate the Agreement as of September 30, 1999, or any subsequent September

30, by written notice given to the other party at least sixty (60) days prior to such termination date stating an intention to so terminate. Termination by the Company, in accordance with the provisions of the preceding sentence, shall obligate the Company to make a severance payment as provided in Paragraph 9. hereof. Termination by either party, in accordance with the provisions of the above referenced sentence, shall not require a statement of the reason or cause for such termination and shall not be deemed a breach or violation of this Agreement by the party giving such notice so long as, in the case of the Company, termination is effected with said severance payment. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the date hereof and prior to termination of this Agreement; however, such phrase shall not be construed as limiting the enforceability by either party of any rights which survive termination of this Agreement.

         2.       Time and Effort/Absences.

                  During the "term of this Agreement", the Employee shall devote his entire time and attention during normal business hours to the business of the Company and Ogden Energy and its subsidiaries (the "Ogden Energy Group"), subject to the supervision of the Board of Directors of the Company, and he shall not engage in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, but this restriction shall not be construed to restrict the Employee (i) from performing services as a member of the Board of Directors, Board of Trustee or the like of any not-for-profit entity for which the Employee receives no compensation or as a member of the Board of a for-profit corporation with the prior written approval of the Chairman of the Board of the Company, provided that, in each case such services do not unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement, and (ii) from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the business of the entity in which such investments are made. The Employee shall be excused from rendering his services during reasonable vacation periods and during other reasonable temporary absences as authorized from time to time by the Chairman of the Board of Directors of the Company. At the date hereof, the principal office of the Company is located in the metropolitan New York area and the principal office of Ogden Energy is located in Fairfield, New Jersey, considered to be a New York suburb and part of the metropolitan New York area. It is understood that the Employee will not be required to relocate from the metropolitan New York area to discharge his responsibilities under this Agreement.

         3.       Corporate Offices.

                  If elected, the Employee will serve, without additional compensation, as an officer and director (or in either capacity) of the Company, Ogden Energy and the Ogden Energy Group.

         4.       Salary/Bonus/Other Benefits.

                  In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, the Company agrees to pay and provide for the Employee the compensation and benefits described below:

               (a) Consistent with the Company's policy concerning its executives, the Employee's annual salary shall be reviewed by the Board of Directors or an appropriate committee of the Board of Directors of the Company on a calendar year basis, with any increases therein being within the sole discretion of the Board of Directors or an appropriate committee of the Board of Directors and shall become effective on March 1st of the following year. The minimum annual salary payable to the Employee under this Agreement shall be in the amount of Five Hundred Seventeen Thousand Two Hundred Seventy Five and 00/100 Dollars ($517,275), payable in equal monthly or bi-weekly installments.

               (b) An annual incentive bonus in such amount as may from time to time be fixed by the Board of Directors or an appropriate committee of the Board of Directors of the Company, provided that in determining the annual incentive bonus the Board of Directors or appropriate Committee shall utilize standards which are reasonably applied to the Employee and other executives of the Company on a non-discriminatory basis.

               (c) Other Benefits. It is intended that the Company and Ogden Energy shall continue to provide the Employee with benefits at least as favorable as benefits provided on behalf of other executives of the Company and the Ogden Energy Group who furnish services of comparable significance, as they may exist from time to time. Such benefits presently include Group Life Insurance, Group Health Insurance, Automobile Allowance, and Pension, Profit Sharing and 401(k) Plans. Except as otherwise provided herein, any such participation shall be in accordance with the provisions of such plans and nothing contained in this Agreement is intended to or shall be deemed to affect adversely any of the Employee's rights as a participant under any such plan. Nothing herein shall prevent the Company from modifying or discontinuing any benefit plan on a consistent and non-discriminatory basis applicable to all such executives.

         5.        Expense.

                  The Employee shall be reimbursed for out-of-pocket expenses incurred from time to time on behalf of the Company and the Ogden Energy Group or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

         6. Medical Leave, Reasonable Accommodation, Termination for Medical Incapacity and Disability Benefits.

                  The Company agrees to provide the Employee with a leave of absence not to exceed six (6) months in duration in any twelve (12) month period if the Employee has a medical condition that precludes the Employee from being fully functional in his or her position.

The term "fully functional" means able to travel to and from work, be at work, perform satisfactorily all essential functions of the position and the conditions of employment without significant risk of substantial harm to self or others. Any leave entitlement granted by Federal, state or local law shall run concurrently with the commencement of his or her six month period of leave, whether such leave is taken all at once, intermittently or on a reduced time basis. Nothing herein is intended to diminish any entitlement granted by law. If appropriate, the Company will support the Employee's application for disability benefits.

                  If the Employee is not able to return to the position in a fully functional capacity at the conclusion of six months of medical leave in a twelve month period, this Agreement may be terminated by the Board of Directors of the Company at its sole discretion, without prior notice.

                  Unless otherwise prohibited by law, the Employee agrees that the Employee will furnish for review by a medical professional designated by the Company, copies of the Employee's medical records pertaining to any medical condition for which the Employee requests a medical leave of more than twelve
(12) weeks in duration, return to work from any such leave, work restrictions, modification or accommodation; or the Employee or the Company believes that the Employee has a medical condition that may be causing or contributing to performance or conduct deficiencies. The Employee also agrees to authorize any health care professional from who the Employee is receiving diagnostic evaluation, treatment or other medical care to discuss the Employee's medical condition with the medical professional designated by the Company to receive and review the Employee's medical records. The Employee further agrees that he or she will undergo, at the sole expense of the Company, any medical specialty evaluation if requested to do so by the Company.

                  The Company agrees to provide the Employee, if he or she is otherwise qualified for the position, with medically necessary accommodation if it likely will enable the employee to be fully functional in the position and is reasonable, feasible and will not impose undue hardship on Company operations. The term "medically necessary" means that the accommodation has risk-avoiding or therapeutic value in accordance with scientifically valid medical principles and practice and that the Employee requires similar accommodation when performing comparable non-work functions.

                  The inability of the Employee to be fully functional in his or her position for medical reasons shall not constitute a breach of this Agreement by the Employee. If this Agreement is terminated by the Company because the Employee is not fully functional in his or her position for medical reasons, as provided for in this paragraph, the Company shall be obligated to continue the salary of the Employee as provided in Paragraph 4. (a) for a period equal to the greater of (a) twelve (12) months, or (b) such longer period as may be determined by the Board of Directors of the Company, in each case, reduced by any disability insurance benefits provided for the benefit of the Employee at the expense of the Company.

         7.       Death/Death Benefit.

                  In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate and the Employee's salary shall continue to be paid to his designated beneficiary, or if none, to his personal representative, through the last day of the month in which such death occurs. In addition, the Employee, his personal representative(s) and/or his beneficiaries will be entitled to such death benefits as are provided to Employee under Paragraph 4 hereof.

         8.       Company Stock Option Plan.

                  The Board of Directors of the Company has awarded and may from time to time in the future award to the Employee non-qualified stock options to purchase shares of the Company's Common Stock. If the employment of the Employee terminates under circumstances entitling him to a Severance Payment (as defined in Paragraph 9.), he shall thereupon be entitled to exercise any and all options granted to him, to the extent permitted pursuant to the terms and conditions of the Company's Stock Option Plan.

         9.       Severance Payment.

         (A) If the Company gives notice to terminate in accordance with Paragraph 1. of this Agreement or if the employment of the Employee is terminated at any time (i) by the Employee for Good Reason (as defined in Paragraph 10.), or (ii) by the Company for any reason other than for Cause (as hereinafter defined), the Company will be obligated to pay the following amounts to the Employee (the "Severance Payment") within 30 days following Employee's date of termination:

                  (i) Earned But Unpaid Compensation. The Company shall pay Employee any accrued but unpaid base salary for services rendered to Employee's termination date, any accrued but unpaid expenses required to be reimbursed under this Agreement and any vacation accrued to Employee's termination date.

                  (ii) Lump Sum Payment. The Company shall pay Employee an amount equal to the product of five times the sum of
                           (a) and (b) below:

                           (a) Employee's annualized base salary at the highest annual rate in effect at any time prior to the Employee's termination date; and

                           (b) The highest amount of annual bonus payable to Employee at any time prior to the Employee's termination date.

                  (iii) Gross-Up Payment. In the event that any portion of the benefits payable under this Section 9.(A) and any other payments and benefits under any other agreement with or plan of the Company or Ogden Energy (in the aggregate, "Total Payments") are deemed to constitute an "excess parachute payment" within the meaning of
                           Section 280G of the Internal

                           Revenue Code (the "Code"), then the Company shall pay Employee as promptly as practicable following such determination an additional amount (the "Gross-Up Payment") calculated as described below to reimburse Employee on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code. The Gross-up Payment shall equal the amount, if any, needed to ensure that the net parachute payments (including the Gross-up Payment) actually received by Employee after the imposition of federal and state income and excise taxes (including any interest or penalties imposed by the Internal Revenue Service), is equal to the amount that Employee would have netted after the imposition of federal and state income taxes had the Total Payments not been subject to the taxes imposed by Section 4999. For purposes of this calculation, it shall be assumed that Employee's tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to
                           Section 1(a) of the Code. In the event that Employee and the Company are unable to agree as to the amount of the Gross-up Payment, if any, Employee shall select a law firm or accounting firm among those regularly consulted (during the 12-month period immediately prior to the Employee's termination date) by the Company regarding federal income tax matters and such law firm or accounting firm shall determine the amount of Gross-up Payment and such determination shall be final and binding upon Employee and the Company.

                  (iv) Other Benefits. Any benefits to which Employee may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(c) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

                  (v) No Mitigation Required. Employee shall not be required to mitigate the amount of any compensation provided for under this Section 9.(A) by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment with another employer after the Employee's termination date or by any other compensation.

                  (vi) Non-Competition Covenant Does Not Apply. The restrictive covenant prohibiting competitive activity set forth in Section 14. hereof shall not be applicable to Employee and shall be null and void.

                  (vii) No Other Benefits or Compensation. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit, or fringe benefit plan, applicable to Employee at the time of Employee's termination or resignation of employment, Employee shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation".

         (B) Termination of the Employee's employment on account of his disability, death or retirement (as defined in this Agreement) will not be considered a termination of the Employee's employment by the company and will not require the Company to pay and provide any Severance Payment. No Severance Payment will be required if the employment of the Employee is terminated by the Company for Cause (as hereinafter defined) or by the Employee (other than for Good Reason as defined in Paragraph 10) or if the Employee gives notice to terminate in accordance with Paragraph 1. hereof. The Severance Payment provided herein in is provided in order to reinforce and encourage the continued loyalty, attention, and dedication of the Employee to the Company's business and affairs without the concerns which normally arise from the possibility of a loss of employment security. As used herein, the terms "Retirement" and "Cause" shall have the following meanings, respectively:

                  (a) Retirement. Termination of the Employee's employment on account of "Retirement" shall mean termination on or after the Employee's normal retirement date in accordance with the terms of the Ogden Energy pension plan (or any successor or substitute plan or plans of Ogden Energy Group under which the Employee may be a participant); and

                  (b) Cause. Termination by the Company of the Employee's employment for "Cause" shall mean termination as a result of (i) the willful and continued failure by the Employee to devote the time, attention and effort necessary to perform substantially the services contemplated by this Agreement in a manner consistent with the Employee's past performance (other than any such failure resulting from the Employees incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by a member or representative of the Board of Directors of the Company which specifically identifies the manner in which it is alleged that the Employee has not devoted such time, attention and effort necessary to substantially perform such services, or (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Company; provided that, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. It is also expressly understood that the Employee's attention to or engagement in matters not directly related to the business of the Company shall not provide a basis for termination for Cause if such attention or engagement is authorized by the terms of this Agreement or has otherwise been approved by the Board of Directors of the Company. Anything in this

                           Agreement to the contrary notwithstanding, the Employee's employment may not be terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in clause (i) or (ii) of this subparagraph (b) and specifying the particulars thereof in detail. Except as otherwise provided in Paragraph 1 and Paragraph 6, no purported termination by the Company of the Employee's employment which is not justified as a termination of the Employee's employment for Cause shall be effective.

         10.       Termination by the Employee for Good Reason.

                  The termination by the Employee of this Agreement and his employment for "Good Reason" shall be deemed a justifiable termination of his employment and shall excuse the Employee from the obligation to render services as provided in Paragraph 2 hereof. Upon such termination, the Employee shall be entitled to the Severance Payment in accordance with the provisions of Paragraph
9. (A) hereof. As used herein, the phrase "Good Reason" shall mean:

                  (a) a change in the Employee's status, title or position(s) in an executive capacity as set forth in Paragraph 1 hereof, which in his reasonable judgment, does not represent a promotion from or enhancement of his status, title and position, or the assignment by the Board of Directors of the Company to the Employee of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, title or position, or any removal of the Employee from or any failure to reappoint or reelect him to such positions, except in connection with a justifiable termination by ------ the Company of the Employee's employment for Cause or on account of disability, the Retirement or death of the Employee or the termination by the employee of his employment other than for Good Reason; or

                  (b) a reduction in the Employee's annual salary or a failure by the Company to pay to the Employee any installment of the annual salary required by Paragraph 4 hereof, which failure continues for a period of twenty (20) days after written notice thereof is given by the Employee to the Company; or

                  (c) the Company's requiring the Employee to be based anywhere other than the metropolitan New York area, except for required travel on the business of the Company or the Ogden Energy Group to an extent substantially consistent with the business travel obligations which the Employee has previously undertaken on behalf of the Company or the Ogden Energy Group; or

                  (d) the failure by the Company to obtain the assumption of this Agreement in form and substance to the reasonable satisfaction of the Employee by any permitted successor (other than by permitted merger or consolidation for which no separate assumption is necessary) as referred to in Paragraph 17; or

                  (e) any refusal by the Company to allow the Employee to attend to matters or engage in activities not directly related to the business of the Company which is permitted by this Agreement or which, prior thereto, was permitted by the Board of Directors of the Company; or

                  (f) any "Change in Control" of the Company as defined in Appendix A to this Agreement.

         11.       Notice of Termination.

                  Any purported notice of termination of this Agreement and the Employee's employment shall be communicated in writing and delivered to the other party as provided in Paragraph 18 (hereinafter a "Notice of Termination"). For purposes of this Agreement a "Notice of Termination" shall mean a notice complying with the terms of this Agreement and which specifics the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed by said party to provide a justified basis for termination of the Employee's employment under the provision(s) so indicated.

         12.       Trade Secrets, Etc.

                  The Employee acknowledges that prior to his initial employment by the Company and Ogden Energy he had no knowledge of the formulae, processes or methods of manufacture or other trade secrets of the Company and Ogden Energy. Upon the termination of his employment, the Employee agrees forthwith to deliver up to the Company notebooks and other data relating to research or experiments as conducted by him or relating to the products, formulae, processes or methods of manufacture of the Company and Ogden Energy.

         13.       Customer List.

                  The Employee recognizes and acknowledges that the written list of the customers of the Company, its subsidiaries, the Ogden Energy Group, and affiliates, as they may exist from time to time, is a valuable, special and unique asset. The Employee agrees that he will not during the term of his employment or within five (5) years thereafter, use for his own personal benefit or disclose the written list of the customers of the Company, its subsidiaries, the Ogden Energy Group and affiliates or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

         14.       Limited Covenant Not to Compete.

                  If the employment of the Employee hereof is terminated (i) by the Employee pursuant to Paragraph 1 hereof or (ii) by the Company for Cause (as defined in Paragraph 9.(B)(b) above), then in either case (y) the Employee will not, for a period of five (5) years from such termination of employment, within the territorial confines of the United States of America, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the business conducted by the Company and the Ogden Energy Group at the time of such termination, and (z) the Employee will, for a period of five (5) years from such termination refrain from carrying on a business similar to that presently carried on by the Company and the Ogden Energy Group within the states in which the business of the Company and the Ogden Energy Group has been carried on, so long as the Company and the Ogden Energy Group carries on like business therein.

         15.       Injunctive Relief.

                  In the event of a breach by the Employee of the provisions of Paragraph 12, 13 or 14 during or after the "term of this Agreement", the Company shall be entitled to an injunction restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy it may have in the event of breach of this Agreement by the Employee.

         16.       Certain Proprietary Rights.

                  Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, whether or not patentable, which are made or conceived solely or jointly by him:

                  (a) At any time during the term of his employment by the Company in an executive, managerial, planning, technical research or engineering capacity (including development, manufacturing, systems, applied science and sales), or

                  (b) During the course of or in connection with his duties during the "term of this Agreement", or

                  (c)       With the use of time or materials of the Company.

                           The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such inventions, to sign all rightful papers, make a rightful oaths and generally to do every thing possible to aid the Company in obtaining and enforcing proper patent protection for all such inventions in all countries and in vesting title to such inventions and patents in the Company. For the purpose of this Agreement, the subject matter of any application for patent naming Employee as a sole or joint inventor filed during the course of employment or within one year subsequent to the termination thereof shall be deemed to be an invention made or conceived by him during the course of his employment by the Company and assignable to the Company hereunder, unless the Employee establishes by a preponderance of the evidence that such invention was made or conceived by him subsequent to termination of his employment hereunder. At the Company's request

                           (during or after the "term of this Agreement") and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

         17.       Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of:

                  (a) The Company and any successors or assigns of the Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets of the Company, or a division thereof, to a successor entity; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

                  (b) The Employee, his estate, his executors, administrators, heirs and beneficiaries.

         18.       Notice.

                  Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:


     If to the Company, addressed to:

     Ogden Corporation
     Two Pennsylvania Plaza, 25th Floor
     New York, New York   10121

     Attention:  Chairman of the Board, President and Chief Executive Officer


     With a copy to:

     Senior Vice President and General Counsel

     If to the Employee, addressed to:

     Scott G. Mackin
     1 Robin Court
     Morris Township, New Jersey   07960
     or such address as to which any party hereto may have notified the other in writing.

         19.      Governing Law.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         20.   Entire Agreement.

                  This Agreement contains or refers to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by an instrument in writing by or for both parties hereto.

         21.      Waiver.

                  Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance or any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         22.      Prior Employment Agreement.

                  This Employment Agreement supercedes and replaces the Old Agreement between the Employee and Ogden Energy dated as of January 1, 1994 as amended December 20, 1996 which shall become null and void as of the date hereof.

         23.       Assignment by Employee.

                  The rights and benefits of the Employee under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Paragraph 23 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit payable on his death.


                                         OGDEN CORPORATION

                                         By: /s/ R. Richard Ablon
                                            -----------------------------------
                                             Chairman of the Board, President
                                                and Chief Executive Officer

/s/ Scott G. Mackin
-------------------
    Scott G. Mackin

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                                   APPENDIX A

                         DEFINITION OF CHANGE IN CONTROL

The following definition of Change in Control shall apply for purposes of Paragraph 10.(e) of the Employment Agreement:

Change in Control. Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a) Any person, or more than one person acting as a group (within the meaning of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan sponsored by the Company, becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities;

(b) Individuals who, as of May 20, 1998, constitute the Board of Directors of the Company (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 1998, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets; or
         (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.




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